STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 29 day of April, 2003, by and among ABSS, Corp., a Delaware corporation (hereinafter referred to as the "Company"), Cybernic Holdings, Inc. also acting on behalf of Benny Blom (hereinafter referred to as the "Seller") and Alan Lew, (hereinafter referred to as the "Buyer"), on the following:

                                    Premises

         A. The Company has extensive debts, is late in its Securities and Exchange Commission (the "Commission") filings and has no money to pay the Company's auditors and attorneys to complete the filings.

         B. Seller is a major shareholder of the Company and is interested in selling its ownership interest in the Company along with Mr. Benny Blom's equity position.

         C. Buyer has engaged in preliminary discussions with the Company and Seller regarding the purchase of the shares of the Company's common stock (the "Common Stock") from both the Company and Seller for an aggregate purchase price of sixty two thousand five hundred dollars ($62,500).

         D. The Company, Seller and Buyer want to set forth their understanding as to the terms and conditions of the purchase by Buyer of the shares of Common Stock.

                                    Agreement

         BASED, upon the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

                                    ARTICLE I
                            PURCHASE OF COMMON STOCK

         1.01     Purchase and Sale of Common Stock.
                  ---------------------------------

         a) Buyer agrees to purchase from the Seller and the Seller agrees to sell to Buyer Four million two hundred and forty (4,200,040) shares of Common Stock for a purchase price of Sixty Two Thousand Five Hundred dollars ($62,500). (For a detailed breakdown of shares See Exhibit "A") A portion of the purchase price shall be used by the Company to pay its auditors twenty one thousand dollars ($21,000) to pay for back fees of the auditor, the Company's 2002 audit and March 31, 2003, quarterly financial statements and ten thousand ($10,000) to pay for the Company's attorneys' back fees and fees associated with filing the Company's 2002 form 10KSB and March 31, 2003, quarterly report on form 10QSB with the Commission.

         b) Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer four million two hundred thousand forty (4,200,040) shares of the Company's Common Stock for an aggregate of Sixty Two Thousand Five Hundred Dollars ($62,500), with the Seller paying said expenses from purchase price.

The stock sales shall be completed on or before May 5, 2003. Buyer shall have no obligations to purchase any shares and all funds deposited with the escrow agent, as set forth in Article II hereof, shall be immediately returned if the 10KSB and 10QSB are not filed by May 2, 2003 or the if the Company is de-listed from the OTC Bulletin Board on or before May 5, 2003.

                                   ARTICLE II
                                     ESCROW

         2.01     Escrow of Purchase Price. Subject to the provisions of this
                  -------------------------
Agreement, the aggregate purchase price of sixty two thousand five hundred dollars ($62,500) shall be held in Escrow pursuant to the terms of a separate escrow agreement substantially similar to the one attached hereto as exhibit "B." The funds shall be released according to following schedule.

         a) No funds shall be released until the Company files its form 10KSB for December 31, 2002, and its form 10QSB for March 31, 2003, and filing of its taxes for the years 1999, 2000, 2001, and 2002. Upon the filing of the forms 10KSB and 10QSB, and filing of past years tax returns, the escrow agent, subject to the terms and conditions of the escrow agreement, shall release the funds as follows:

                  i) twenty one thousand dollars ($21,000) shall be released to the Company's auditors as payment of all amounts owed to the auditor as payment in full for its services to the Company (see Exhibit "C");

                  ii) Ten Thousand dollars ($10,000) to the Company's attorneys for all amounts owed to the attorneys as payment in full for their services to the Company (see Exhibit "D");

                  iii) Thirty One Thousand ($31,500) representing the balance of the sixty two thousand five hundred dollars ($62,500) shall be paid to Cybernic Holdings, inc. to purchase its and Mr. Blom's aggregate position of four million two hundred thousand forty (4,200,040) shares of the Company's Common Stock.

         b) All funds released to the Company's accountant, attorneys and creditors totaling an aggregate of Thirty One Thousand Dollars ($31,000) shall be treated as having first been paid to the Company for the purchase of the shares set forth in Article I hereof.


                                   ARTICLE III
                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                            OF THE COMPANY AND SELLER

         As an inducement to, and to obtain the reliance of Buyer in connection with its purchase of the shares of Common Stock, the Company and Seller represent and warrant as follows:

         3.01     Private Offering. The shares of Common Stock to be sold by the
                  ----------------
Company shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the Securities Act provided by Sections 3(b) and/or 4(2) thereof. The Company shall, insofar as its own actions are concerned, conduct the offer and sale in compliance with the requirements of Regulation D of the general rules and regulations under the Securities Act, and the Company will file appropriate notices of the offer and sale on Form D with the Securities and Exchange Commission.

         3.02     Approval of Agreement. The Company and Seller have full
                  ---------------------
corporate power, authority, and legal right and have taken, or will take, all action required by law, their articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the issuance and/or sale of the shares of Common Stock. The board of directors of the Company and Seller have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby including the issuance and/or sale of the shares of Common Stock.

         3.03     Legal Right. The performance of this Agreement and the
                  -----------
consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Company or Seller is/are parties or by which they are bound by any order, rule or regulation directed to the Company or Seller or their affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

         3.04     Validly Issued. The Common Stock, when issued, will be duly
                  --------------
authorized, validly and legally issued, and non-assessable.

         3.05     Organization. The Company has been duly organized and is now,
                  ------------
and always during the period of the offer and sale will be, a validly existing corporation under the laws of the state of Delaware lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company will always during the period of the offer and sale of the shares of Common Stock be qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification. Seller has been duly organized and is now, and always during the period of the offer and sale will be, a validly existing corporation under the laws of the state of Nevada.

         3.06     Capitalization. The Company has an authorized capitalization
                  --------------
of 20,000,000 shares of Common Stock, $0.01 par value and ___________ shares of preferred stock, none of which is currently issued and outstanding. The Company currently has 5,717,043 shares of Common Stock issued and outstanding and no shares of Common Stock reserved for issuance pursuant to outstanding warrants or options. There are no outstanding warrants or options to purchase and/or receive any securities of the Company. With respect to the offer to sell, sale, offer to purchase or purchase of any securities, the Company, to the best of its knowledge, has not made any intentional or reckless violations of the anti-fraud provisions of the federal securities laws, rules or regulations promulgated there under or the laws, rules or regulations of any jurisdiction wherein such securities transactions or solicitations occurred.

         3.07     Integration.     The Company:
                  -----------

                  (a) To the best of its knowledge has not offered, offered to sell, offered for sale or sold any other securities (as hereinafter defined) the offer, offer to sell, offer for sale or sale of which would be "integrated" under the standards of existing published rules and regulations under the

Securities Act with the offers, offers to sell, offers for sale or sales of the Common Stock proposed to be made by the Company pursuant hereto in determining whether a public offering of the shares of Common Stock has been made so as to render the exemptions provided by Section 3(b) or 4(2) of the Securities Act unavailable with respect to the proposed offer and sale of the shares of Common Stock hereunder; and

                  (b) To the best of its ability shall not offer, offer to sell, offer for sale or sell any shares of Common Stock or other securities except and to the extent any such offer, offer to sell, offer for sale or sale, shall not render unavailable the exemptions from registration and qualification requirements of applicable federal and state securities laws relied upon with respect to the offer and sale of the shares of Common Stock contemplated by this Agreement.

                  The term "Other Securities" as used elsewhere herein refers to the offers, offers for sale, offers to sell and sales of any Common Stock or any other securities of the Company other than any offers, offers to sell, offers for sale, or sales of the shares of Common Stock to be made by or through the Company hereunder.

         3.08     Administrative Action. The Company will notify Buyer
                  ---------------------
immediately and confirm the notice in writing of the issuance by the Commission or by any state securities administration of any stop order suspending the effectiveness of any qualification of the shares of Common Stock for sale or enjoining the offer or sale of the shares of Common Stock or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

         3.09     Financial Statements.
                  --------------------

                  (a) The Company's financial statements for the dates and periods ended December 31, 2002 and March 31, 2003, present fairly the financial position, the results of operations and cash flows of the Company. The Company did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of the Company, in accordance with generally accepted accounting principles. The Company maintains and will continue to maintain a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with generally accepted accounting principles. The financial statements have been presented in accordance with the requirements of regulation S-B, item 310 promulgated by the Securities and Exchange Commission (the "Commission") regarding the form, content and requirements for financial presentation to be filed with the Commission.

                  (b) To the best knowledge of the Company, the books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of the Company. The Company has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets;

(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

                  (c) The Company has filed or will have filed as of the closing of this Agreement all tax returns required to be filed by it from inception to the closing. All such returns and reports are accurate and correct in all material respects, except for returns or reports that are not material or that would not create an adverse effect. The Company has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of the Company, except to the extent reflected on such balance sheet and adequately provided for, and all such dates and years and periods prior thereto and for which the Company may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. Proper and accurate amounts of taxes have been withheld by or on behalf of the Company with respect to all compensation paid to employees of the Company for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or contemplated. The Company has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on the Company, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no tax liens upon any of the assets of the Company. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

                  (d) The buyer is aware that the Company is party to various lawsuits and judgements which has substantial debt on its books as further disclosed and explained in its audit and reviewed financials of its 10KSB as of 12-31-2002, and its 10Q as of 3-31-2003.

                  (e) As of the date of this Agreement, the Company only has those obligations and liabilities set forth on exhibit "C" attached hereto.

         3.10     Absence of Certain Changes of Events.  Except as set forth in
                  ------------------------------------
 this  Agreement since the date of the  Company balance sheet:

                  (a) Except as disclosed on a separate schedule, there has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of the Company or (ii) any damage, destruction, or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of the Company.

                  (b) The Company has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions outside normal business operations;

                  (c) Except as disclosed on a separate schedule, the Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet of the Company and current liabilities incurred since that date in the ordinary course of business;
(iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

                  (d) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Company; and

                  (e) The Company does not and will not have, as of the closing, any employment or consulting contracts.

         3.11     Title and Related Matters. Except as disclosed or disclosed in
                  -------------------------
the most recent balance sheet of the Company and the notes thereto, the Company has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent balance sheet of the Company or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

         3.12     Litigation and Proceedings. There are no other actions, suits,
                  --------------------------
or proceedings pending or, to the knowledge of the Company or Seller, threatened by or against the Company or Seller or affecting the Company or Seller, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind other than those explained in its 10KSB as of 12-31-2002 and its 10Q as of 3-31-2003.

         3.13     Material Contract Defaults. The Company nor Seller are in
                  --------------------------
default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Company or Seller, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company or Seller have not taken adequate steps to prevent such a default from occurring.

         3.14     Compliance with Laws and Regulations. The Company has all
                  ------------------------------------
licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby. The Company has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.


         3.15     Commission Filings. The Company has furnished or will furnish
                  ------------------
prior to closing a true and complete copy of each statement, report, registration statement, and other filings filed with the Commission by the Company, and, prior to the closing, the Company will have furnished Buyer with true and complete copies of any additional documents filed with the Commission by the Company (collectively referred to as the "Commission Documents"). In addition, the Company has made or will make available all exhibits to the Commission documents filed and will promptly make available to Buyer all exhibits required to be filed as exhibits to the Commission Documents filed prior to the closing. All documents required to be filed as exhibits to the Commission Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with the terms, and neither the Company nor any of its subsidiaries is in default thereunder. As of their respective filling dates, the Commission Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Commission Documents contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Commission Document

         3.17     Intellectual Property. The Company owns no patents,
                  ---------------------
applications, trademarks, trade secrets, software, or technical data (collectively referred to as the "Intellectual Property.

                                   ARTICLE IV
                   CONDITION PRECEDENT TO OBLIGATION OF BUYER

         The obligations of the Buyer under this Agreement are subject to the satisfaction, at or before the closing date, of the following conditions:

         4.01     Filings.
                  -------

         a) The Company will cause to be prepared, executed and timely filed with respect to the offer and sale of the shares of Common Stock one or more notices on Form D with the appropriate office of the Commission and will take all action necessary to comply with Rule 503 of the general rules and regulations under the Securities Act regarding the filing of notice(s) of sales.

         b) The Company shall have prepared and filed its annual report on form 10KSB for the year ended December 31, 2002, and its quarterly report on form 10QSB for the quarter ended March 31, 2003. c) The Company shall have prepared and filed its federal, state, and local tax returns for all prior years required.

         4.02     State Compliance. The Company will use its best efforts to
                  ----------------
either take all necessary action and file all necessary forms and documents in order to qualify or register the shares of Common Stock for sale as Buyer shall from time to time request or will take any necessary action and file any and all forms which are required to obtain an exemption from such qualification or registration in such states as necessary to consummate the sale of the shares of Common Stock to Buyer including filing a form D with the appropriate federal and state securities agencies.

         4.03     Additional Documentation. The Company and Seller will promptly
                  ------------------------
provide Buyer any additional information, documents, and instruments or assist in the preparation of any documents or instruments which Buyer or the Company deem necessary to comply with the rules, regulations, and judicial and administrative interpretations respecting compliance with exemptions or qualifications and registration requirements in those states where Buyer deems necessary.

         4.04     Expenses. The Company and Buyer shall bear the expenses
                  --------
incurred in qualifying or otherwise clearing the shares of Common Stock under the securities or blue sky laws of the state Buyer presently resides.

         4.05     Outstanding Obligations. The Company and Seller shall have
                  -----------------------
performed all of their obligations under this Agreement. All of the statements, representations and warranties contained in this Agreement shall be complete and true.

         4.06     Pending Litigation. From the date of this Agreement until the
                  ------------------
closing, no claims or litigation shall have been instituted or threatened against the Company or Seller for substantial amounts or which would materially adversely affect the Company or Seller, their business or their property and no reasonable basis exists for such claims or threats, other than those clearly stated in the Company's filing form 10KSB as of 12-31-2002 and its form 10Q as of 3-31-2003.

                                    ARTICLE V
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                 OF THE COMPANY

         The obligations of the Company under this Agreement are subject to the satisfaction, at or before the closing date, of the following conditions:

         5.01     Representations. Buyer shall provide the Company such
                  ---------------
representations and warrants necessary to satisfy the Company and its counsel that Buyer meets certain suitability requirements and that such sale will comply with exemptions from the registration processes of the Securities Act and of certain state statutes.

         5.02     Securities Representations. Buyer understands and agrees that
                  --------------------------
the consummation of this Agreement including the issuance of shares of Common Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Buyer agrees that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired. In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions Buyer agrees that it will sign appropriate representations and warranties related to its suitability to invest in the Company, including an investment letter and suitability questionnaire if requested by the Company

         5.03     Investment Experience. Buyer is an investor in securities of
                  ---------------------
companies in the development stage and acknowledges that he is able to fend for himself, can bar the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the shares of Common Stock.

                                   ARTICLE IV
                                SPECIAL COVENANTS

         6.01     Use of Proceeds. A portion of the funds received by the
                  ---------------
Company through the purchase of shares of Common Stock by Buyer shall be used to pay for the preparation and filing of the Company's annual report on form 10KSB for December 31, 2002 and quarterly report on form 10QSB for March 31, 2003, and the payment of debts of the Company, which debts shall be approved by Buyer prior to any being paid. The Company agrees to prepare and file those reports as soon as practicable but in no event later than April 28, 2003.

         6.02     Appointment of New Directors. The board of directors and
                  ----------------------------
officers of the Company agree to resign upon the closing of this Agreement and to appoint nominees of Buyer to the board of directors of the Company.

         6.03     No Further Sales. The Company will not, without the approval
                  ----------------
of the Buyer, sell any further shares of Common Stock or other securities of the Company.

         6.04     Activities of the Company.
                  -------------------------

                  (a) From and after the date of this Agreement until the closing date and except as set forth herein or as permitted or contemplated by this Agreement, the Company will:

                           (i) Carry on its business in substantially the same
manner as it has heretofore;

                           (ii) Perform in all material respects all of its
obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (iii) Except to the extent that non compliance is not
material or adverse to the Company, duly and timely file for all taxable periods ending on or prior to the closing date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the closing date; and

                           (iv)  Fully comply with and perform in all
material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                           (v) The Buyer is aware that the Company has not filed
its tax returns on time. Subject to satisfactory preparations, by the Company's auditor of the tax returns for the calendar years 1999, 2000, 2001, and 2002 will be paid by the Company after the change in control. The Buyer releases any and all claims (except for fraud) for those years aforementioned once the returns have been filed.

                  (b) From and after the date of this Agreement and except as provided herein until the closing date, the Company will not:

                           (i) Make any change in its articles of incorporation
or bylaws;

                           (ii) Enter into or amend any material contract,
agreement, or other instrument, except in the ordinary course of business; and

                           (iii) Enter into any agreement for the sale of the
Company's securities without the prior approval of the other party.

         6.05     Access to Books and Records. Until the closing date, the
                  ---------------------------
Company will afford to Buyer and its authorized representatives full access to the properties, books, and records of the Company in order that Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company and will furnish the Buyer with such additional financial and other information as to the business and properties of the Company as Buyer shall from time to time reasonably request.

         6.06     Expenses of Sale. Each party will pay its own expenses
                  ----------------
incident to the performance of its obligations hereunder. , including but not limited to the fees and expenses of its counsel and accountants, and the cost of qualifying the offer and sale of the shares of Common Stock in various states or obtaining an exemption from state registration requirements.

         6.07     Company's Indemnification. The Company, its officers and
                  -------------------------
directors, Seller and its officers and directors will indemnify and hold harmless Buyer from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company expressly for use therein. The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Buyer and shall survive the consummation of the transactions contemplated by this Agreement. The Company and Seller shall have their officers and directors sign a separate indemnification agreement indemnifying Buyer for any and all liabilities, judgments or obligations of the Company which arise in the future but which were not listed on exhibit "B" setting forth all liabilities, judgments and obligations of the Company.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01     Attorney's Fees. In the event that any party institutes any
                  ---------------
action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         7.02     Entire Agreement. This Agreement represents the entire
                  ----------------
agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         7.03     Survival; Termination. The representations, warranties, and
                  ---------------------
covenants of the respective parties shall survive the closing and the consummation of the transactions herein contemplated for a period of six months from the closing, unless otherwise provided herein.

         7.04     Counterparts. This Agreement may be executed in multiple
                  ------------
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Faxes will be accepted as originals.

         7.05     Amendment or Waiver. Every right and remedy provided herein
                  -------------------
shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

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         7.06     Binding Effect. This Agreement shall inure to the benefit of
                  --------------
and be binding upon the Company, Seller and Buyer and their successors. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement.

         7.07     Severability. Every provision of this Agreement is intended to
                  ------------
be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

         7.08     Captions. The captions or headings in this Agreement are
                  --------
inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

         7.09     Applicable Law. This Agreement shall be governed by and
                  --------------
construed and enforced under and in accordance with the laws of the state of Delaware, except to the extent any law, rule or regulation of the United States may be applicable, in which case such federal law, rule or regulation shall control.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

THE COMPANY:                               THE BUYER:
ABSS Corp.
a Delaware corporation

By:  /s/  Benny Blom                       By:  /s/  Alan Lew
-------------------------------------      -----------------------------------
     A Duly Authorized Officer

SELLER:
Cybernic Holdings, Inc.


By: /s/ Tom Sineo
-------------------------------------
      A Duly Authorized Officer

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